Exhibit 99.1

Nutanix Reports Second Quarter Fiscal 2018 Financial Results

Continued Penetration in Global 2000 Accounts, Record Number of New Customers and Growing Number of Large Deals Drive 57% YoY Billings Growth and 44% YoY Revenue Growth

Software and Support Billings Grow 60% YoY as Company Ramps Software Business

SAN JOSE, Calif.--(BUSINESS WIRE)--March 1, 2018--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for its second quarter of fiscal year 2018, ended January 31, 2018.

Second Quarter Fiscal Year 2018 Financial Highlights

  Revenue: $286.7 million, growing 44% year-over-year from $199.2 million in the second quarter of fiscal 2017, reflecting the elimination of approximately $14 million in hardware revenue in the quarter as the company executes its shift toward increasing software revenue*
  Billings: $355.9 million, growing 57% year-over-year from $227.4 million in the second quarter of fiscal 2017
  Gross Profit: GAAP gross profit of $178.2 million, up 46% year-over-year from $122.4 million in the second quarter of fiscal 2017; Non-GAAP gross profit of $182.2 million, up 45% year-over-year from $126.0 million in the second quarter of fiscal 2017
  Net Loss: GAAP net loss of $62.6 million, compared to a GAAP net loss of $76.4 million in the second quarter of fiscal 2017; Non-GAAP net loss of $23.2 million, compared to a non-GAAP net loss of $23.0 million in the second quarter of fiscal 2017
  Net Loss Per Share: GAAP net loss per share of $0.39, compared to a GAAP net loss per share of $0.54 in the second quarter of fiscal 2017; Non-GAAP net loss per share of $0.14, compared to a non-GAAP net loss per share of $0.16 in the second quarter of fiscal 2017
  Cash and Short-term Investments: $918.3 million, up 159% from the second quarter of fiscal 2017 primarily as a result of $509 million in net proceeds from its 0% 5-year Convertible Senior Notes issued in the quarter
  Deferred Revenue: $478.0 million, up 57% from the second quarter of fiscal 2017
  Operating Cash Flow: $46.4 million, compared to $19.8 million in the second quarter of fiscal 2017
  Free Cash Flow: $32.4 million, compared to $7.1 million in the second quarter of fiscal 2017

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“We had an outstanding quarter that demonstrated our strong execution across many business initiatives. Our shift toward a software-centric strategy is on track and we aligned our sales compensation in February to support this transition,” said Dheeraj Pandey, Chairman, Founder and CEO of Nutanix. “Our continued success with Global 2000 customers, the strength of our large deal execution and record number of new customers prove that we are reducing friction for our customers and providing them with a consumer-grade experience that is unmatched.”

“We are proud of our performance in Q2. During the quarter, we saw record results across all geographies, with particularly strong performances from our EMEA and APJ regions. Our 57% billings growth year-over-year and our 45% increase in non-GAAP gross profit year-over-year drove a better than expected bottom line,” said Duston Williams, CFO of Nutanix. “Our software and support billings also rose significantly during the quarter, demonstrating our progress as we transition to a software-centric business model. Our strong execution on our strategic initiatives, together with our successful convertible debt offering, put us in a strong position for the future.”

Recent Company Highlights

  Continued Customer Growth: Nutanix ended the second quarter of fiscal 2018 with 8,870 end-customers, adding a record 1,057 new end-customers during the quarter. Second quarter customer wins included Arca Continental, DB Systel, JetBlue Airways, Multi Commodity Exchange of India Limited (MCX), Nexen (a CNOOC Limited Company), and Schroders
  Accelerated Number of $1 Million+ Deals: 57 customers with deals over $1 million in the quarter, up 104% year-over-year
  Signed 5 Software and Support Deals Greater than $3 Million: Nutanix signed five software and support deals worth more than $3 million, of which three were worth more than $5 million during the quarter, all with Global 2000 customers
  Named a Leader in the Gartner Magic Quadrant for Hyperconverged Infrastructure1: Nutanix believes its placement in the Leaders quadrant is a strong validation of its leadership in the market it pioneered and of its vision to become the next-generation operating system for the enterprise cloud
  Released Version 5.5: Featuring Calm automation and orchestration, Nutanix released its version 5.5, the largest and most comprehensive release in its history, with new features and enhancements to the Nutanix Enterprise Cloud OS software
  Issued $575 million Zero Coupon Convertible Senior Notes: The company fortified its balance sheet with the issuance of $575 million zero coupon convertible senior notes due in 2023, adding $509 million in net proceeds to its cash and short-term investments during the quarter
  Signed Definitive Agreement to Acquire Minjar: Announced in a separate release issued today that the company had signed a definitive agreement to acquire Minjar and its Botmetric service, a cloud technology solutions company helping enterprises embrace the cloud effectively and optimize their multi-cloud environments for performance and cost
  Hired Industry Leaders in Key Roles: Further augmented the leadership team with the addition of Aaron Bean, Chief Human Resources Officer; Rodney Foreman, VP, Global Channel Sales; Ben Gibson, Chief Marketing Officer; Ricardo Jenez, SVP, Development; and Chris Kozup, SVP, Global Marketing
  Plans Inaugural Investor Day: Nutanix will hold its first investor day for analysts and institutional investors on Monday, March 12th at the Nasdaq Marketsite

Q3 Fiscal 2018 Financial Outlook

For the third quarter of fiscal 2018, Nutanix expects:

  Revenues between $275 and $280 million; assuming the elimination of approximately $45 million in pass-through hardware revenue*;
  Non-GAAP gross margin between 67% and 68%;
  Non-GAAP operating expenses between $218 and $220 million;
  Non-GAAP net loss per share between $0.19 and $0.21, using 167 million weighted shares outstanding.

*The elimination of hardware revenue is based on the estimated cost of hardware in transactions where our customers purchase such hardware directly from our contract manufacturers.

Supplementary materials to this earnings release, including the company’s second quarter fiscal 2018 investor presentation, can be found at http://ir.nutanix.com/company/financial/.

1 Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

All forward-looking non-GAAP financial measures contained in this section titled "Q3 Fiscal 2018 Financial Outlook" exclude stock-based compensation expense and amortization of intangible assets and may also exclude, as applicable, other special items. The company has not reconciled guidance for non-GAAP gross margin and non-GAAP loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s non-GAAP gross margin and non-GAAP loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s fiscal second quarter financial results on a conference call at 4:30 p.m. Eastern time/1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 1984527. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week following the conference call at 1-800-585-8367 or 1-416-621-4642, conference ID 1984527.

New Accounting Standard

The Company adopted ASC 606, the new standard related to revenue recognition effective August 1, 2017. Prior period information has been adjusted to reflect the adoption of this new standard.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow. In computing these non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax-related impact, and other acquisition-related costs), loss on debt extinguishment, amortization of debt discount and debt issuance costs and changes in the fair value of our preferred stock warrant liability. Billings is a performance measure which our management believes provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Non-GAAP gross profit, adjusted gross margin and non-GAAP operating expenses are performance measures which our management believes provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation, or as substitutes for, analysis of our results as reported under GAAP. Billings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross profit, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including but not limited to statements relating to our competitive differentiation, our plans and expectations relating to product sales and shifts in the mix of whether our solutions are sold as an appliance or as software-only, our plans and expectations regarding product features and technology that are under development or in process, and capabilities of such product features and technology, the impact of the Minjar acquisition to our business, our plans to introduce product features in future releases, including the integration of Botmetric into our offerings, and anticipated future financial results, including but not limited to our guidance on estimated revenues, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share for future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new product features or technology; the failure of our software to interoperate on different hardware platforms; delays in the formation of new strategic partnerships and the possibility that we may not receive anticipated results from forming such strategic partnerships; our ability to successfully integrate acquired companies, employees and intellectual property; delays in the transition to focus primarily on software-only transactions; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017, filed with the SEC on December 13, 2017. Additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended January 31, 2018, which should be read in conjunction with these financial results. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and hyperconverged infrastructure solutions, making infrastructure invisible so that IT can focus on the applications and services that power their business. Companies around the world use Nutanix Enterprise Cloud OS software to bring one-click application management and mobility across public, private and distributed edge clouds so they can run any application at any scale with a dramatically lower total cost of ownership. The result is organizations that can rapidly deliver a high-performance IT environment on demand, giving application owners a true cloud-like experience. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2018 Nutanix, Inc. All rights reserved. Nutanix and the Nutanix logo are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	As of
	July 31,	January 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$138,359	$610,446
Short-term investments	210,694	307,809
Accounts receivable—net	178,876	179,241
Deferred commissions—current	23,843	33,508
Prepaid expenses and other current assets	28,362	31,547
Total current assets	580,134	1,162,551
Property and equipment—net	58,072	69,074
Deferred commissions—non-current	49,684	66,120
Intangible assets—net	26,001	23,539
Goodwill	16,672	16,672
Other assets—non-current	7,649	7,240
Total assets	$738,212	$1,345,196

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$73,725	$56,270
Accrued compensation and benefits	57,521	75,310
Accrued expenses and other current liabilities	9,707	11,241
Deferred revenue—current	170,123	231,731
Total current liabilities	311,076	374,552
Deferred revenue—non-current	198,933	246,269
Convertible senior notes-net	—	415,651
Early exercised stock options liability	851	430
Other liabilities—non-current	10,289	7,815
Total liabilities	521,149	1,044,717
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	948,134	1,156,282
Accumulated other comprehensive loss	(106)	(720)
Accumulated deficit	(730,969)	(855,087)
Total stockholders’ equity	217,063	300,479
Total liabilities and stockholders’ equity	$738,212	$1,345,196

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2018	2017	2018
Revenue:
Product	$158,213	$223,170	$311,749	$442,222
Support and other services	41,001	63,574	76,026	120,074
Total revenue	199,214	286,744	387,775	562,296
Cost of revenue:
Product (1)(2)	58,403	83,217	110,613	168,379
Support and other services (1)	18,443	25,311	35,995	48,771
Total cost of revenue	76,846	108,528	146,608	217,150
Gross profit	122,368	178,216	241,167	345,146
Operating expenses:
Sales and marketing (1)(2)	111,374	151,201	239,999	296,606
Research and development (1)	70,914	70,924	146,195	135,436
General and administrative (1)	15,481	15,948	44,853	32,000
Total operating expenses	197,769	238,073	431,047	464,042
Loss from operations	(75,401)	(59,857)	(189,880)	(118,896)
Other expense—net	(421)	(861)	(26,133)	(1,050)
Loss before provision for income taxes	(75,822)	(60,718)	(216,013)	(119,946)
Provision for income taxes	547	1,913	658	4,172
Net loss	$(76,369)	$(62,631)	$(216,671)	$(124,118)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.54)	$(0.39)	$(2.00)	$(0.78)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	141,996,600	161,737,428	108,185,194	159,251,964

(1) Includes the following stock-based compensation expense:

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2018	2017	2018
	(in thousands)
Product cost of sales	$848	$684	$1,814	$1,254
Support cost of sales	2,389	2,133	5,739	4,205
Sales and marketing	15,528	15,942	49,419	29,708
Research and development	28,759	17,023	62,785	32,565
General and administrative	5,083	6,229	23,578	9,794
Total stock-based compensation expense	$52,607	$42,011	$143,335	$77,526

(2) Includes the following amortization of intangible assets:

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2018	2017	2018
	(in thousands)
Product cost of sales	$360	$1,164	$598	$2,059
Sales and marketing	248	192	415	403
Total amortization of intangible assets	$608	$1,356	$1,013	$2,462

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	January 31,
	2017	2018
Cash flows from operating activities:
Net loss	$(216,671)	$(124,118)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,172	23,015
Stock-based compensation	143,335	77,526
Loss on debt extinguishment	3,320	—
Change in fair value of convertible preferred stock warrant liability	21,133	—
Change in fair value of contingent consideration	472	(3,955)
Amortization of debt discount and issuance cost	—	738
Other	457	141
Changes in operating assets and liabilities:
Accounts receivable—net	(39,730)	(490)
Deferred commission	(8,071)	(26,101)
Prepaid expenses and other assets	(2,707)	(2,842)
Accounts payable	11,342	(16,560)
Accrued compensation and benefits	11,811	17,789
Accrued expenses and other liabilities	1,677	2,415
Deferred revenue	79,372	108,944
Net cash provided by operating activities	23,912	56,502
Cash flows from investing activities:
Purchases of property and equipment	(24,616)	(31,993)
Purchases of investments	(117,550)	(183,102)
Maturities of investments	41,200	84,927
Sale of investments	32,640	—
Payments for business acquisitions, net of cash acquired	(184)	—
Net cash used in investing activities	(68,510)	(130,168)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes-net	—	564,219
Proceeds from issuance of warrants	—	87,975
Payments for the cost of convertible note hedges	—	(143,175)
Proceeds from initial public offering, net of underwriting discounts and commissions	254,455	—
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	2,180	36,819
Repayment of senior notes	(75,000)	—
Debt extinguishment costs	(1,580)	—
Payments of offering costs	(1,609)	(85)
Payment of debt in conjunction with a business acquisition	(7,124)	—
Other	73	—
Net cash provided by financing activities	171,395	545,753
Net increase in cash and cash equivalents	126,797	472,087
Cash and cash equivalents—beginning of period	99,209	138,359
Cash and cash equivalents—end of period	$226,006	$610,446
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$2,344	$4,077
Cash paid for interest	$1,271	$—
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable	$6,983	$4,673
Vesting of early exercised stock options	$920	$435
Convertible notes issuance costs included in accounts payable and accrued liabilities	$—	$707
Offering costs included in accounts payable	$51	$—
Conversion of convertible preferred stock to common stock, net of issuance costs	$310,379	$—
Reclassification of convertible preferred stock warrant liability to additional paid-in capital	$30,812	$—
Issuance of common stock for business acquisitions	$27,063	$—

Reconciliation of Revenue to Billings
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2018	2017	2018
Total revenue	$199,214	$286,744	$387,775	$562,296
Change in deferred revenue, net of acquisitions (1)	28,166	69,156	79,372	108,944
Billings	$227,380	$355,900	$467,147	$671,240

(1) Six months ended January 31, 2017 excluded approximately $6.0 million of deferred revenue assumed in the PernixData acquisition.

Reconciliation of GAAP to Non-GAAP Profit Measures
(In thousands, except share and per share data, unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months							Three Months
	Ended							Ended
	January 31,							January 31,
	2018	(1)	(2)	(3)	(4)	(5)	(6)	2018
Gross profit	$178,216	$2,817	$1,164	$—	$—	$—	$—	$182,197
Gross margin	62.1%	1.0%	0.4%	—	—	—	—	63.5%
Operating expenses:
Sales and marketing	151,201	(15,942)	(192)	—	—	—	—	135,067
Research and development	70,924	(17,023)	—	—	—	—	—	53,901
General and administrative	15,948	(6,229)	—	4,237	—	(528)	—	13,428
Total operating expenses	238,073	(39,194)	(192)	4,237	—	(528)	—	202,396
Loss from operations	(59,857)	42,011	1,356	(4,237)	—	528	—	(20,199)
Net loss	$(62,631)	$42,011	$1,356	$(4,237)	$738	$528	$(940)	$(23,175)
Weighted-shares outstanding, basic and diluted	161,737,428							161,737,428
Net loss per share, basic and diluted	$(0.39)	$0.26	$0.01	$(0.03)	$0.01	$0.01	$(0.01)	$(0.14)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Amortization of debt discount and debt issuance costs
(5) Acquisition-related costs
(6) Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments				Non-GAAP
	Three Months					Three Months
	Ended					Ended
	January 31,					January 31,
	2017	(1)	(2)	(3)	(4)	2017
Gross profit	$122,368	$3,237	$360	$—	$—	$125,965
Gross margin	61.4%	1.6%	0.2%	—	—	63.2%
Operating expenses:
Sales and marketing	111,374	(15,528)	(248)	—	—	95,598
Research and development	70,914	(28,759)	—	—	—	42,155
General and administrative	15,481	(5,083)	—	(286)	—	10,112
Total operating expenses	197,769	(49,370)	(248)	(286)	—	147,865
Loss from operations	(75,401)	52,607	608	286	—	(21,900)
Net loss	$(76,369)	$52,607	$608	$286	$(172)	$(23,040)
Weighted-shares outstanding, basic and diluted	141,996,600					141,996,600
Net loss per share, basic and diluted	$(0.54)	$0.37	$0.01	$—	$—	$(0.16)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Six Months							Six Months
	Ended							Ended
	January 31,							January 31,
	2018	(1)	(2)	(3)	(4)	(5)	(6)	2018
Gross profit	$345,146	$5,459	$2,059	$—	$—	$—	$—	$352,664
Gross margin	61.4%	1.0%	0.3%	—	—	—	—	62.7%
Operating expenses:
Sales and marketing	296,606	(29,708)	(403)	—	—	—	—	266,495
Research and development	135,436	(32,565)	—	—	—	—	—	102,871
General and administrative	32,000	(9,794)	—	3,955	—	(528)	—	25,633
Total operating expenses	464,042	(72,067)	(403)	3,955	—	(528)	—	394,999
Loss from operations	(118,896)	77,526	2,462	(3,955)	—	528	—	(42,335)
Net loss	$(124,118)	$77,526	$2,462	$(3,955)	$738	$528	$(1,072)	$(47,891)
Weighted-shares outstanding, basic and diluted	159,251,964							159,251,964
Net loss per share, basic and diluted	$(0.78)	$0.49	$0.02	$(0.02)	$—	$—	$(0.01)	$(0.30)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Amortization of debt discount and debt issuance costs
(5) Acquisition-related costs
(6) Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Six Months								Six Months
	Ended								Ended
	January 31,								January 31,
	2017	(1)	(2)	(3)	(4)	(5)	(6)	(7)	2017
Gross profit	$241,167	$7,553	$598	$—	$—	$—	$—	$—	$249,318
Gross margin	62.2%	1.9%	0.2%	—	—	—	—	—	64.3%
Operating expenses:
Sales and marketing	239,999	(49,419)	(415)	—	—	—	—	—	190,165
Research and development	146,195	(62,785)	—	—	—	—	—	—	83,410
General and administrative	44,853	(23,578)	—	(672)	(472)	—	—	—	20,131
Total operating expenses	431,047	(135,782)	(415)	(672)	(472)	—	—	—	293,706
Loss from operations	(189,880)	143,335	1,013	672	472	—	—	—	(44,388)
Net loss	$(216,671)	$143,335	$1,013	$672	$472	$21,133	$3,320	$(2,281)	$(49,007)
Weighted-shares outstanding, basic and diluted	108,185,194								108,185,194
Pro forma adjustment	26,960,697								26,960,697
Pro forma weighted-shares outstanding, basic and diluted	135,145,891								135,145,891
Net loss per share, basic and diluted	$(2.00)
Pro forma net loss per share, basic and diluted *	$(1.60)	$1.06	$0.01	$0.01	$—	$0.16	$0.02	$(0.02)	$(0.36)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Acquisition-related costs
(4) Change in fair value of contingent consideration assumed in the PernixData acquisition
(5) Change in fair value of preferred stock warrant liability
(6) Loss on debt extinguishment
(7) Partial release of valuation allowance from the PernixData acquisition and the tax effect of stock-based compensation expense

*Pro forma non-GAAP basic and diluted net loss per share was computed to give effect to the conversion of all outstanding convertible preferred stock upon closing of our initial public offering on October 5, 2016, as if the conversion had occurred at the beginning of the period.

Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2018	2017	2018
Net cash provided by operating activities	$19,752	$46,395	$23,912	$56,502
Purchase of property and equipment	(12,701)	(14,028)	(24,616)	(31,993)
Free cash flow	$7,051	$32,367	$(704)	$24,509

CONTACT:
Nutanix, Inc.
Investor Contact:
Tonya Chin, 408-560-2675
tonya@nutanix.com
or
Media Contact:
Kate Reed, 973-534-9292
kreed@nutanix.com